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                               SCHWAB INVESTMENTS

                                POWER OF ATTORNEY


     I, the undersigned trustee and/or officer of Schwab Investments (the "Trust"), a Massachusetts business trust, do hereby constitute and appoint Koji Felton, Alice Schulman, Richard W. Grant and Tim Levin, and each of them singly, my true and lawful attorneys, with full power to them and each of them, to sign for me and in my name and the capacity listed below, any and all amendments to the Registration Statement on Form N1-A of each Trust, and to file the same with all exhibits thereto, and other documents in connection thereunder, with the Securities and Exchange Commission, granting unto my said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

     WITNESS my hand on the date set forth below.


/s/ Gregory Hand                                       Date:    October 18, 2004
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Gregory Hand
Acting Treasurer and
Principal Financial Officer